Exhibit 10.1

$300,000,000
WORLD KINECT CORPORATION

3.250% Convertible Senior Notes due 2028

PURCHASE AGREEMENT
June 21, 2023

June 21, 2023
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.
As Representatives of the Initial Purchasers

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
World Kinect Corporation (f/k/a World Fuel Services Corporation), a Florida corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $300,000,000 aggregate principal amount of the Company’s 3.250% Convertible Senior Notes due 2028 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $50,000,000 aggregate principal amount of the Company’s 3.250% Convertible Senior Notes due 2028 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such Option Securities granted to the Initial Purchasers in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into cash up to the aggregate principal amount of such Securities to be converted and cash, shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted in accordance with the terms of the Indenture (as defined below). Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Securities.
The Securities will be issued pursuant to the provisions of an indenture, to be dated as of June 26, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Securities are made is referred to herein as the “Time of Sale”). The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”). Pursuant to the terms of the Securities and the Indenture, investors who acquire the Securities shall be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A). The Company hereby confirms that it has authorized the use of the Time of Sale Memorandum, the Final Memorandum (as defined herein) and the Road Show (as defined in Schedule II attached hereto) in connection with the offer and sale of the Securities by the Initial Purchasers.
In connection with the sale of the Securities, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated June 21, 2023 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing term sheet, dated June 21, 2023 (the “Pricing Term Sheet”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum, the Pricing Term Sheet or the Final Memorandum; and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Pricing Term Sheet and each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum. Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties. The Company hereby represents and warrants to, and agrees with each Initial Purchaser that:
(a)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date or each Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any Additional

Written Offering Communication prepared, used or referred to by the Company, does not conflict with the information contained in the Time of Sale Memorandum, and when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Final Memorandum as of its date and as of the Closing Date and each Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph shall not apply to any statements or omissions made in reliance on, and in conformity with, the information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use therein as described in Section 8(b).
(b)Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, and furnished to Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Additional Written Offering Communication.
(c)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Memorandum and Final Memorandum, and to enter into and perform its obligations under each of this Agreement, the Indenture and the Securities (including any issuance of Underlying Securities upon conversion thereof). The Company is duly qualified to transact business and is in good standing (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(d)Each subsidiary of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction), has the corporate, limited liability company or partnership power, as applicable, and authority to own or lease its property and to conduct its business as described in each of the Time of Sale Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable under the laws of such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(e)This Agreement has been duly authorized, executed and delivered by the Company.
(f)The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting or relating to creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.
(g)The Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by the Company, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting or relating to creditors’ rights generally and equitable principles of general applicability.
(h)The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date or on each Additional Closing Date, as the case may be, be substantially in the form contemplated by the Indenture. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum.
(i)The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any shareholder of the Company arising by operation of law, under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party.
(j)At the respective dates indicated in the Time of Sale Memorandum and the Final Memorandum, the Company has or would have an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Time of Sale Memorandum and the Final Memorandum or upon exercise of outstanding options or similar rights described in the Time of Sale Memorandum and the Final Memorandum).
(k)Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, holders may convert the Securities into cash up to the aggregate principal amount of such Securities and cash, shares of the Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of such Securities being converted, in accordance with the terms of the Securities and the Indenture. A number of Underlying Securities equal to the product of (i) the principal amount of the Securities (assuming the Initial Purchasers exercise their option to purchase the Option Securities in full) divided by $1,000 and (ii) the Conversion Rate (as such term is defined in the Indenture) (the “Conversion Rate”) for the Securities (assuming the maximum increase to the Conversion Rate in connection with any “Make-Whole Fundamental Change” (as such term is defined in the Indenture) or Notice of Redemption (as such term is defined in the Indenture)) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or other similar rights.
(l)Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s credit agreement), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company’s execution, delivery and performance of this Agreement and the Indenture, and the issuance and delivery of the Securities (including any issuance of Underlying Securities upon conversion hereof), and consummation of the transactions contemplated hereby and thereby and by the Time of Sale Memorandum and the Final Memorandum (i) will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(m)No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the Indenture, or the issuance and delivery of the Securities

(including any issuance of Underlying Securities upon conversion thereof), or consummation of the transactions contemplated hereby and thereby and by each of the Time of Sale Memorandum and the Final Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or as may be required under the securities or “Blue Sky” laws of the several states of the United States or provinces of Canada in connection with the purchase and sale of the Securities by the Initial Purchasers.
(n)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum (excluding any amendment or supplement thereto) provided to prospective purchasers of the Securities.
(o)Subsequent to the respective dates as of which information is given in each of the Time of Sale Memorandum and the Final Memorandum, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, except for the repurchase of shares of Common Stock described in the Time of Sale Memorandum and the Final Memorandum; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Company and its subsidiaries.
(p)Other than as set forth in the Time of Sale Memorandum, there are no legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities (including any issuance of Underlying Securities upon conversion thereof) or to consummate the transactions contemplated by each of the Time of Sale Memorandum and the Final Memorandum.
(q)Except as would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and each of its subsidiaries, taken as a whole: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having timely applied for or obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries as currently owned or operated under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iii) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (iv) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (v) there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
For purposes of this Agreement, “Environment” means ambient air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws applicable to the Company or its subsidiaries or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, per- and polyfluoroalkyl substances and petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(r)In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(s)The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(t)None of the Company, any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(u)Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and each of the Time of Sale Memorandum and Final Memorandum to register the Securities (including any issuance of Underlying Securities upon conversion thereof) under the Securities Act or qualify the Indenture under the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
(v)On the Closing Date and on each Additional Closing Date, as the case may be, the Securities will be eligible for resale pursuant to Rule 144A and will not be, on the Closing Date or on each Additional Closing Date, as the case may be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(w)(i) None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and, to the Company’s knowledge, affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(x)The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(y) (i) None of the Company, any of its subsidiaries, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual, entity, or governmental authority or instrumentality (collectively, “Person”) that is the subject of any sanctions administered or enforced by the United States (including through U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, Canada or other relevant sanctions authority (collectively, “Sanctions”), including as a result of being:
(A)listed in any list of sanctioned Persons, including those maintained by the United States (including through U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, Canada or other relevant sanctions authority;
(B)located, organized, or resident in a country or territory that is itself the subject of any comprehensive sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia) (each of the foregoing, a “Sanctioned Jurisdiction”); or
(C)directly or indirectly owned fifty percent or more or controlled, individually or in the aggregate, by one or more Persons described in the foregoing clauses (A) and/or (B) (each such person that is the subject of any Sanctions, a “Sanctioned Person”);
(i)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of, with, in, or involving any Sanctioned Person or Sanctioned Jurisdiction (except to the extent permissible for an individual or entity required to comply with Sanctions); or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(ii)Except as disclosed to the Representatives through their counsel, the Company and each of its subsidiaries have not in the past five years violated any Sanctions, and will not violate any Sanctions during the term of this Agreement.
(iii)Neither the Company nor any subsidiary has (i) made any voluntary, directed or involuntary disclosure to any governmental authority or instrumentality with respect to any alleged act or omission relating to any non-compliance with any Sanctions, except as disclosed to the Representatives through their counsel, (ii) been the subject of any actual or threatened investigation, inquiry or enforcement proceeding for a violation of Sanctions, or (iii) received any notice, request, penalty, or citation for any actual or potential non-compliance with Sanctions.
(z)PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in each of the Time of Sale Memorandum and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(aa)The financial statements, together with the related schedules and notes, incorporated by reference in each of the Time of Sale Memorandum and the Final Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto and for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included and incorporated by reference in each of the Time of Sale Memorandum and the Final Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included and incorporated by reference in each of the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(ab)(i) The Company and its subsidiaries own or have, or can acquire on reasonable terms, a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and other intellectual property (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of any such Intellectual Property Rights; (iii) there are no pending or, to the Company’s knowledge, threatened claims against the Company or any of its subsidiaries alleging any infringement, misappropriation, dilution or other violation of Intellectual Property Rights of any third party which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating, diluting or otherwise violating, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.
(ac)Except as would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and each of its subsidiaries, taken as a whole: (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) subject to any material restriction on the consideration charged for distribution of such software code or other technology.
(ad)(i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”), except where failure to comply with such Data Security Obligations would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) the Company and each of its subsidiaries have established and maintained commercially reasonable technical, physical, and organizational measures, and security systems and technologies, for compliance with all Data Security Obligations; (iii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, singly or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iv) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation.
(ae)The Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, alteration, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any action, claim, demand, or legal proceeding alleging any such Breach.
(af)The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ag)The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole.
(ah)The Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and, except as described in the Time of Sale Memorandum and the Final Memorandum, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has made adequate charges, accruals and reserves in accordance with U.S. GAAP in the applicable financial statements referred to in Section 1(aa) hereof in respect of all federal, state, provincial and non-U.S. income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ai)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for where such refusal would have a had material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(aj)The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(ak)The Company is, and immediately after the Closing Date or on each Additional Closing Date, as the case may be, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
(al)The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(am)The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(an)The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Chief Executive Officer and Chief Financial Officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(ao)Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(ap)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to any “employee benefit plan” (including any multiemployer plan) or (b) Sections 412, 4971, 4975 or 4980B of the Code (as defined below); and (v) each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

(aq)No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Memorandum, or, to the Company’s knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ar)No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required under Item 404 of Regulation S-K promulgated under the Securities Act to be disclosed which is not so disclosed in the Time of Sale Memorandum or the Final Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.
(as)The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(at)Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(au)Except as set forth in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
2.Agreements to Sell and Purchase. (a) The Company hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Underwritten Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.00% of the principal amount of the Underwritten Securities (together, the “Purchase Price”), plus accrued and unpaid interest, if any, from June 26, 2023 to the Closing Date.
(a)In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from June 26, 2023 to the date of payment and delivery. The option may be exercised solely in connection with the sale, by the Initial Purchasers, of Securities in excess of the Underwritten Securities.
    If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate the Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.
    The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, by written notice from the Representative to the Company; provided that any Additional Closing Date (as defined below) must occur during the thirteen calendar day period from, and including, the Closing Date (such period, the “Option Period”). Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised (plus accrued interest, if any) and the date and time during the Option Period when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice, other than a notice delivered prior to the Closing Date requesting delivery on the Closing Date (which shall be given at least one business day prior to the Closing Date), shall be given at least two business days prior to the date and time of delivery specified therein.
3.Terms of Offering. The Representatives have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in the Representatives’ judgment is advisable.
4.Payment and Delivery. Payment for the Underwritten Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Underwritten Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on June 26, 2023, or at such other time on the same or such other date, not later than July 3, 2023, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.” Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding written notice described in Section 2(b) hereof or at such other time on the same or on such other date, in any event not later than the last day of the Option Period, as shall be designated in writing by the Representatives (if other than the Closing Date, each, an “Additional Closing Date”). The term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

Such delivery and payment shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP (or such other place as may be agreed to by the Company and the Representatives). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date or each Additional Closing Date, as the case may be, as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Final Memorandum or a delay as contemplated by the provisions of Section 10 hereof.
The Securities shall be in definitive form or global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Additional Closing Date, as the case may be. The Securities shall be delivered to the Representatives on the Closing Date or each Additional Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.
5.Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Underwritten Securities as provided herein on the Closing Date or the Option Securities on each Additional Closing Date, as the case may be, are subject to the satisfaction or waiver, as determined by the Representatives in their sole discretion of the following conditions precedent on or prior to the Closing Date or each Additional Closing Date, as the case may be:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or each Additional Closing Date, as the case may be there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in the Representatives’ judgment, is material and adverse and that makes it, in Representatives’ judgment, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
(b)The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date or each Additional Closing Date, as the case may be, as if made on and as of such date; the statements of the Company’s officer made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date or each Additional Closing Date, as the case may be; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or each Additional Closing Date, as the case may be.
(c)The Initial Purchasers shall have received on the Closing Date and on each Additional Closing Date, as the case may be, a certificate, dated such date and signed by the Chief Financial Officer to the effect set forth in Section 5(d), and further to the effect that the representations and warranties of the Company contained in this Agreement were true and correct as of the Time of Sale and are true and correct as of the

Closing Date or each Additional Closing Date, as the case may be; that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or each Additional Closing Date, as the case may be; and that the sale of the Securities has not been enjoined (temporarily or permanently).
(d)Initial Purchasers shall have received on the Closing Date and on each Additional Closing Date, as the case may be, the a written certificate dated such date and executed by the Chief Financial Officer of the Company, which shall contain statements and information of the type ordinarily included in a “CFO certificate,” providing “management comfort” with request to certain financial information contained in the Time of Sale Memorandum and the Final Memorandum, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
(e)The Initial Purchasers shall have received on the Closing Date and on each Additional Closing Date, as the case may be, (i) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date or each Additional Closing Date, as the case may be, to the effect set forth in Exhibit A and (ii) an opinion of Greenberg Traurig, P.A, outside Florida counsel for the Company, dated the Closing Date or each Additional Closing Date, as the case may be, to the effect set forth in Exhibit B. Such opinions and letter shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(f)The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
(g)On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Time of Sale Memorandum and other customary matters. In addition, on the Closing Date and on each Additional Closing Date, as the case may be, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated such date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date or the Additional Closing Date, as the case may be.
(h)The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.
(i)The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date or on each Additional Closing Date, as the case may be.
(j)An application for the listing of the Maximum Number of Underlying Securities shall have been submitted to the New York Stock Exchange, and the Maximum Number of Underlying Securities shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(k)The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Representatives and officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
(l)On or before the Closing Date and each Additional Closing Date, as the case may be, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or each Additional Closing Date, as the case may be, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination.
6.Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
(a)To furnish to the Representatives in New York City, without charge, as promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.
(b)Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably object.
(c)To furnish to the Representatives a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representatives reasonably object.
(d)If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the

Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
(e)If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representatives or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
(f)(i) To cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities and (ii) to advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
(g)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the issuance and sale of the Securities (including issuance of any Underlying Securities upon conversion thereof), including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indenture and the Securities, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that the amount of such fees and disbursements of counsel shall not exceed $10,000, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Securities (including issuance of any Underlying Securities upon conversion thereof), (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement (ix) all expenses and application fees related to the listing of the Maximum Number of Underlying Securities on the New York Stock Exchange and (x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(h)Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or otherwise.
(i)Not to solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(j)(i) For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities; (ii) prior to the Closing Date or each Additional Closing Date, as the case may be, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum; and (iii) while any of the Securities or Underlying Securities remain outstanding and “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities or Underlying Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless as such time the Company shall be subject to Section 13 or 15(d) of the Exchange

Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission. Notwithstanding the foregoing, the information referred to in (i) and (ii) need not be furnished to the Initial Purchasers to the extent that such information is publicly available on the website of the Company or the Commission.
(k)During the period of one year after the Closing Date or any Additional Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(l)Until the one year anniversary of the last original issuance date of the offered Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
(m)Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(n)To reserve and keep the Maximum Number of Underlying Securities available for issuance in respect of all Securities then outstanding, free of preemptive rights, for the purpose of enabling the Company to satisfy all obligations to issue Underlying Securities upon conversion of the Securities then outstanding.
(o)To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.
(p)During the period of 60 days following the date of the Final Memorandum (the “Restricted Period”), the Company will not and will not permit any of its subsidiaries to, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is settled by delivery of Common Stock or such other securities, in cash or otherwise.
    The restrictions contained in the preceding paragraph shall not apply to (A) the Securities being sold hereunder and the issuance of any Underlying Securities upon conversion thereof, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or similar right, vesting or settlement of restricted stock or restricted stock units or the conversion of a security outstanding on the date hereof and disclosed in the Time of Sale Memorandum, (C) the grant of shares of Common Stock, options, restricted stock, restricted stock units or other equity awards pursuant to equity incentive plans of the Company or the amendment of awards under the equity incentive plans of the Company described in the Time of Sale Memorandum, (D) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock (including, without limitation, options, restricted stock, restricted stock units or warrants) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (E) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock (including, without limitation, options, restricted stock, restricted stock units, or warrants) in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that the issuance of any such securities pursuant to the foregoing clauses (D) and (E) shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement including any Underlying Securities issued upon conversion of the Securities, (F) any Common Stock or any security convertible into or exercisable for shares of Common Stock (including, without limitation, options, restricted stock, or restricted stock units) issued pursuant to any non-employee director compensation plan or program disclosed in the Time of Sale Memorandum, (G) the filing by the Company of a registration statement with the Commission on Form S-8 or any successor form thereto to register Common Stock issuable pursuant to an employee benefit plan, qualified share option plan, employee share purchase plan or other employee compensation plan described in the Time of Sale Memorandum and the Final Memorandum, (H) the Company’s entry into the convertible note hedge and warrant transactions described in the Time of Sale Memorandum and the Final Memorandum and the Company’s performance of its obligations and exercise of its rights thereunder, including without limitation the issuance of any shares of Common Stock upon exercise and settlement or termination of the warrant transactions described in the Time of Sale Memorandum and the Final Memorandum or (I) facilitating the establishment or amendment of a trading plan on behalf of a shareholder, officer, employee or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.
(q)The Company will deliver to each Initial Purchaser (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Initial Purchaser may reasonably request in connection with the verification of the foregoing Certification.
7.Offering of Securities. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of

Section 4(a)(2) of the Securities Act and (ii) it will sell the Securities in the United States only to persons that it reasonably believes to be QIBs.
8.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Term Sheet, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by such Initial Purchaser through the Representatives consists of the information described as such in paragraph (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
(a)Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Pricing Term Sheet, any Additional Written Offering Communication or the Final Memorandum (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Initial Purchasers through the Representatives have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication, or the Final Memorandum (or any amendment or supplement thereto) are the statements set forth in the third sentence of the twelfth paragraph and the fourteenth paragraph under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
(b)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonably incurred fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
(c)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial

Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.
(d)The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
9.Termination. The Representatives may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Additional Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Florida State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
10.Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, or each Additional Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Underwritten Securities set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives, to purchase the Underwritten Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Underwritten Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Underwritten Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwritten Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company except that the provisions of Sections 6(g), 8 and 11 hereof shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Option Securities and the aggregate principal amount of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Option Securities to be purchased on such Additional Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Option Securities to be sold on such Additional Closing Date or (b) purchase not less than the principal amount of Option Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
11.Reimbursement of the Expenses of the Initial Purchasers. If this Agreement shall be terminated by the Representatives pursuant to Section 9 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, upon demand for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder. The Company shall not be obligated to reimburse such costs and expenses of a defaulting Initial Purchaser if this Agreement is terminated pursuant to Section 10 by reason of a default of an Initial Purchaser.
12.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
(a)This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
(b)The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Company, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities. The undersigned further acknowledges and agrees that none of the Initial Purchasers has made any recommendation or provided any investment or other advice to the undersigned with respect to this Purchase Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Purchase Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate
13.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(a)In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
14.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
15.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
16.Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
17.Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.
18.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
19.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
20.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department, in care of J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk and in care of BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal; and if to the Company shall be delivered, mailed or sent to 9800 Northwest 41st Street, Miami, Florida 33178, Attention: Ira Birns, Chief Financial Officer, with a copy to Amy Avalos, Corporate Secretary.
[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, World Kinect Corporation
By:	/s/ Ira M. Birns
Name: Ira M. Birns
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
BofA Securities, Inc.

Acting on behalf of themselves and as the Representatives of the several Initial Purchasers named in Schedule I hereto.

By:    Morgan Stanley & Co. LLC

By:	/s/ Nick Raza
Name: Nick Raza
Title: Vice President

By: J.P. Morgan Securities LLC
By:	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director
By: BofA Securities, Inc.
By:	/s/ Alex Kroner
Name: Alex Kroner
Title: Managing Director
[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	PRINCIPAL AMOUNT of Underwritten Securities to be Purchased
Morgan Stanley & Co. LLC	$ 96,250,000
J.P. Morgan Securities LLC	$ 80,000,000
BofA Securities, Inc.	$ 41,250,000
Raymond James & Associates, Inc.	$ 38,500,000
HSBC Securities (USA) Inc.	$ 16,500,000
PNC Capital Markets LLC..	$ 13,750,000
Stifel, Nicolaus & Company, Incorporated	$ 13,750,000
Total:	$ 300,000,000
I-1

SCHEDULE II
Permitted Communications
Time of Sale Memorandum
•Preliminary Memorandum issued June 21, 2023

•Pricing Term Sheet dated June 21, 2023, attached as Exhibit D hereto

Permitted Additional Written Offering Communications
•Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above
None.

II-1